UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2020

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland D02 NX53	N/A
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (353) (1) 234-3136

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On December 8, 2020, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and a subsidiary of Seagate Technology plc (the “Company”), issued $500 million in aggregate principal amount of 3.125% Senior Notes due 2029 (the “2029 Notes”) and $500 million in aggregate principal amount of 3.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes mature on July 15, 2029, and were issued pursuant to an indenture, dated as of December 8, 2020 (the “2029 Indenture”), among Seagate HDD, the Company and Wells Fargo Bank, National Association (the “Trustee”), as trustee of the 2029 Notes. The 2031 Notes mature on July 15, 2031, and were issued pursuant to an indenture, dated as of December 8, 2020 (the “2031 Indenture” and, together with the 2029 Indenture, the “Indentures”), among Seagate HDD, the Company and the Trustee, as trustee of the 2031 Notes. Seagate HDD and the Company have also entered into a registration rights agreement related to the 2029 Notes, dated as of December 8, 2020 (the “2029 Registration Rights Agreement”), among Seagate HDD, the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers (collectively, the “Initial Purchasers”), and a registration rights agreement related to the 2031 Notes, dated as of December 8, 2020 (the “2031 Registration Rights Agreement” and, together with the 2029 Registration Rights Agreement, the “Registration Rights Agreements”), among Seagate HDD, the Company and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.

Certain of the Initial Purchasers and their affiliates have provided certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received customary fees and commissions. The Trustee and affiliates of certain of the Initial Purchasers act as lenders and the Trustee and affiliates of certain Initial Purchasers act as agents under our credit agreement.

Indentures and Notes

The following is a brief description of the material provisions of the Indentures and the Notes. This description of the 2029 Indenture and the 2029 Notes is qualified in its entirety by the 2029 Indenture and the form of 3.125% Senior Note due 2029 (included in the 2029 Indenture), and this description of the 2031 Indenture and the 2031 Notes is qualified in its entirety by the 2031 Indenture and the form of 3.375% Senior Note due 2031 (included in the 2031 Indenture), filed as Exhibits 4.1, 4.2, 4.4 and 4.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest

Interest on the Notes will be payable in cash semiannually on January 15 and July 15 of each year, commencing on July 15, 2021, to holders of record of the Notes on the January 1 and July 1 immediately preceding the interest payment date.

Guarantee

The obligations of Seagate HDD pursuant to each of the Indentures, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in each of the Indentures), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Company (the “Guarantees”).

Ranking

The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantees will rank equally in right of payment with all of the Company’s other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Company’s and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries that do not guarantee the Notes (including liabilities pursuant to guarantees provided by certain of our subsidiaries of any borrowings under our credit agreement).

Optional Redemption

At any time before January 15, 2024, in the case of the 2029 Notes, and at any time before January 15, 2026, in the case of the 2031 Notes, Seagate HDD may redeem any or all of the Notes at a “make-whole” redemption price. The “make-whole” redemption price will be equal to (1) 100% of the principal amount of the Notes redeemed, plus (2) the greater of (a) 1.0% of the principal amount of such Notes and (b) the excess, if any, of (i) the present value at such redemption date of (x) the applicable redemption price of such Notes that would apply if such Notes were redeemed on January 15, 2024, in the case of the 2029 Notes, or January 15, 2026, in the case of the 2031 Notes, plus (y) all remaining scheduled payments of interest due on such Notes to and including January 15, 2024, in the case of the 2029 Notes, or January 15, 2026, in the case of the 2031 Notes, computed using a discount rate equal to the Treasury Rate (as defined in the relevant Indenture) as of such redemption date plus 50 basis points; over (ii) the sum of accrued and unpaid interest, if any, to but excluding the redemption date, plus the principal amount of such Notes, plus (3) accrued and unpaid interest, if any, to but excluding the redemption date. At any time on or after January 15, 2024, in the case of the 2029 Notes, and at any time on or after January 15, 2026, in the case of the 2031 Notes, Seagate HDD may redeem some or all of such Notes at the prices specified in the applicable Indenture, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, Seagate HDD may redeem with the net cash proceeds from one or more equity offerings up to 40% of the 2029 Notes and up to 40% of the 2031 Notes, in each case, before January 15, 2024, at a redemption price of 103.125%, in the case of the 2029 Notes, and a redemption price of 103.375%, in the case of the 2031 Notes, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.

Repurchase of Notes upon a Change of Control Triggering Event

Not later than 30 days following a Change of Control Triggering Event (as defined in each of the Indentures) with respect to each series of Notes, Seagate HDD must make an offer to purchase all outstanding Notes of such series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

Each series of Notes will be subject to the covenants in the applicable Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the Notes of either series.

Events of Default

The Indentures also provide for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on each applicable series of Notes governed by such applicable Indenture to become or to be declared due and payable.

Registration Rights Agreements

The Registration Rights Agreements provide that, if any of the applicable series of Notes are not freely transferable by persons not affiliated with the Company or Seagate HDD (each, a “Registrable Security”) within 366 days after the original issuance date of the Notes of such series, the Company and Seagate HDD are required to consummate no later than 451 days after the original issuance date of the Notes of such series, an offer to exchange all Registrable Securities for a new issue of notes with terms substantially similar to the Notes of such series that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in each of the Registration Rights Agreements).

If the Company and Seagate HDD fail to comply with certain of their obligations under the relevant Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.

The description of the Registration Rights Agreements above is a summary and is qualified in its entirety by the 2029 Registration Rights Agreement and the 2031 Registration Rights Agreement, filed as Exhibit 4.3 and Exhibit 4.6, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture for the 2029 Notes, dated as of December 8, 2020, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 3.125% Senior Note due 2029 (included in Exhibit 4.1).

4.3	Registration Rights Agreement for the 2029 Notes, dated as of December 8, 2020, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC

4.4	Indenture for the 2031 Notes, dated as of December 8, 2020, among Seagate HDD Cayman, as Issuer, Seagate Technology plc, as Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.5	Form of 3.375% Senior Note due 2031 (included in Exhibit 4.4).

4.6	Registration Rights Agreement for the 2031 Notes, dated as of December 8, 2020, among Seagate HDD Cayman, Seagate Technology plc and Morgan Stanley & Co. LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Gianluca Romano
Name:	Gianluca Romano
Title:	Executive Vice President and Chief Financial Officer

Date: December 9, 2020